Exhibit 99.1

For Immediate Release

DubLi Names Ivan Braiker, President and Chief Executive Officer and Thomas Virgin, Chief Financial Officer

FORT LAUDERDALE, FL – May 11, 2015 – DubLi, Inc. (OTC.PK: DUBL), a global Cashback rewards and value-based travel, shopping and entertainment platform, today announced that Ivan Braiker has been named President and Chief Executive Officer and Thomas Virgin has been named Chief Financial Officer.

Michael Hansen, the Company’s Founder and largest shareholder, will continue as a Director. Mr. Hansen will continue to participate in the leadership of the Company as its visionary and chief strategist while he concentrates primarily on building and developing DubLi Network and driving the growth of the Company’s worldwide salesforce.

From 2004 to 2014, Ivan Braiker, 64, was President and Chief Executive Officer of Hipcricket, a pioneer in mobile engagement platforms, where he was directly responsible for growing revenue and leading Hipcricket to be a major force in the industry. Earlier in his career he was President of Steamline Publishing, Inc., where he returned the company to profitability within one year. Prior to Steamline Publishing, Mr. Braiker was President and Chief Operating Officer of New Northwest Broadcasters, LLC, leading the acquisitions of radio stations across the Northwest while doubling cash flow within three years by strategically re-engineering and consolidating 43 stations across eight markets. As President of Satellite Music Network (SMN), he established the first radio network using satellites to distribute live 24-hour programming.

Mr. Braiker has been a featured speaker at industry and financial conferences on mobile marketing and been quoted in many major publications. He attended American University, Washington, D.C., studying International Relations and was honorably discharged from the U.S. Air Force Reserves-Andrews Air Force Base.

Some of Mr. Braiker’s career highlights include:

●	Pioneered mobile marketing in the US, now a multi-billion dollar industry.
●	Signed 29 of the Fortune 100 as clients while running Hipcricket Inc.
●	Drove development of SaaS platform with 400,000+ mobile campaigns.
●	Created business culture that was twice acknowledged as one of the Best Places to Work in Seattle.
●	Built successful sales and marketing teams in multiple industries.
●	Disrupted radio industry by launching the world’s first satellite music network.
●	Personally named Billboard Magazine’s Trendsetter of the Year.

Thomas Virgin, 60, was previously Chief Financial Officer of Hipcricket, Inc, position he held from 2007-2014. While at Hipcricket, Mr. Virgin led the company through a successful IPO on the London Stock Exchange’s AIM listing eight months after starting and was responsible for instituting all public company reporting and control processes. Prior to joining Hipcricket, from 2005-2007, Mr. Virgin was Executive Vice President and Chief Financial Officer of Talyst, Inc., a leader in patient safety in delivering medicine with a comprehensive pharmacy automation system built around its powerful software platform, AutoPharm® Enterprise where he Developed strategy and business model for balancing rapid sales growth with growth in operations, software development, new product development, and marketing. Earlier in his career he was Vice President of Finance and Administration and Chief Financial Officer of WizKids, LLC, Senior Vice President and Chief Financial Officer of T&W Financial Corporation and Senior Vice President of Seafirst Bank (now part of Bank of America.) Mr. Virgin earned his BA in Business Administration from the University of Washington and an MBA from the University of Washington’s Executive MBA program. He is a fully licensed Certified Public Accountant in the State of Washington.

Some of Mr. Virgin’s career highlights include:

●	At Hipcricket, a pioneer in mobile marketing, led finance through 2007 IPO and sale of the company or $68 million in 2011
●	Led HR at two companies acknowledged as the Best Places to work in Seattle
●	Recognized as CFO of the Year for private companies in 2007 by the Puget Sound Business Journal.
●	With Talyst ramped internal processes during rapid growth and industry leading product innovation. Secured $20 million in venture capital to continue investment in innovation and growth.
●	At WizKids led finance for team that created new game category. Sold at a 19 times return on investment in less than three years of operations. Sales grew from $2 million in 2000 to $34 million in 2003.
●	SVP and Controller for $17 billion (assets) commercial bank. Achieved top tier efficiency numbers for accounting and bank operations.
●	Past Board Member AICPA Business and Industry Executive Committee

Commenting on today’s announcement, Michael Hansen, Founder and Director, stated, “Ivan Braiker and Tom Virgin both bring to DubLi a wealth of experience in building, managing and growing world-class organizations. Upon reviewing their expertise in transforming start-ups into industry leaders, they were both a natural selection to implement and execute our future plans and deliver on growth and operating strategies. We are fortunate to have them both join the DubLi team.”

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About DubLi, Inc.

DubLi provides Cashback rewards and value-based travel, shopping and entertainment portals to online customers all over the world through DubLi.com. DubLi is a consumer-focused company, where the customers’ needs always come first. At DubLi.com, we believe consumers shop at the same stores they shop normally, find the best deals and then earn Cashback with each purchase. DubLi features thousands of brand name stores, industry-leading travel companies from around the world along with insurance, financial services and telecommunications. DubLi, Inc. also offers entrepreneurs the opportunity to create their own distributor organizations by joining DubLi Network (Dublinetwork.com). The global network of Business Associates who form DubLi Network, the sales and marketing engine for DubLi.com, generates traffic to DubLi.com by using direct selling to market a variety of memberships and packages. DubLi Partner (Dublipartner.com) offers a co-branded version of its DubLi.com platform that gives participating organizations a professional and reliable web presence while providing access to DubLi's global online Cashback travel, shopping and entertainment site.

DubLi is emerging as a leading provider of innovative travel, shopping, and entertainment solutions to consumers in more than 120 countries. DubLi, Inc. was founded in 2003 and is headquartered in Fort Lauderdale, Florida.

Forward-looking Statements

This document contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding DubLi’s strategy, future operations, future financial positions, prospects, plans and objectives of management are forward-looking statements. Without limiting the generality of the foregoing, words such as "may," "will," "to," "plan," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," “target” or "continue" and similar expressions (or the negative of these terms) are intended to identify forward-looking statements. These forward statements include, among other things, statements about management’s estimates regarding future revenues and financial performance and other statements about management’s beliefs, intentions or goals. DubLi may not actually achieve the expectations disclosed in the forward-looking statements and you should not place undue reliance on DubLi’s forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause actual results or events to differ materially from the expectations disclosed in the forward-looking statements, including, but not limited to: our ability to successfully obtain consumer and/or market acceptance of our membership Cashback program; the ability to attract customers who purchase through our website; our ability to obtain additional funding and/or generate sufficient working capital to fund our operations; the ability to establish and/or maintain a large growing base of productive business associates; the ability to develop and/or maintain our growing partner programs; the ability to obtain and maintain digital coupon content on our website; the risks related to DubLi’s ability to manage its growth, including accurately planning and forecasting its financial results; the competitive environment for DubLi’s business; DubLi’s ability to protect consumer data and our intellectual property; the ability to adapt to mobile and technological change; the need to manage regulatory, tax and litigations risk; DubLi’s ability to manage international business uncertainties; along with other risks and potential factors that could affect DubLi’s business and financial results identified in DubLi’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the fiscal year ended September 30, 2014.

Investor Relations Contact:

DubLi, Inc.:

Stefanie Kitzes

investorrelations@dublicorp.com

(561) 362-2399

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